                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                COLUMBIA BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

March 10, 2000


Dear Fellow Shareholder:

On behalf of the Board of Directors, I invite you to attend the Columbia Bancorp 2000 Annual Shareholders Meeting at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon on Tuesday, April 25, 2000 at 6:30 p.m. The Discovery Center will open at 5:45 p.m. and hors d'oeuvres and beverages will be provided at that time. The meeting will begin promptly at 6:30 p.m. in the M.J. Murdock Theater.

The Columbia Gorge Discovery Center is located at the West end of The Dalles. From I-84, take Exit 82. You will follow the Historic Highway #30 West approximately one mile. Turn right on Discovery Drive. There are signs to guide you there.

I hope that you will be able to attend the meeting, and if you do so, you may vote in person even if you have previously voted your proxy by mail or telephone. It is always a pleasure to meet and become better acquainted with the shareholders of Columbia Bancorp.

If you are unable to attend the meeting and wish your shares to be voted, it is important that you complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope. For your convenience, we have also added the option of voting your shares by telephone. If you prefer to vote by telephone, there is no need to mail in your proxy form. The telephone number is 1-800-240-6326. You will be prompted to enter our 3-digit Company Number, which is 201, and your 7-digit Control Number that is listed at the top of your proxy. Then simply follow the instructions provided.

Thank you for your continued support of Columbia Bancorp.

Very truly yours,


/s/ TERRY L. COCHRAN
-------------------------------------
Terry L. Cochran
President and Chief Executive Officer

                                COLUMBIA BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 25, 2000


TO OUR SHAREHOLDERS:

                  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of shareholders of Columbia Bancorp ("Columbia"), will be held at 6:30 p.m. Pacific Time on Tuesday, April 25, 2000 at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon, for the following purposes:

                  1. To consider and act upon the election of five (5) directors of Columbia.

                  2. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

                  Only shareholders of record at the close of business on March 1, 2000 are entitled to vote at the Annual Meeting or any postponement or adjournment.

                  All shareholders are invited to attend the Annual Meeting personally. If you are not able to do so and wish your shares to be voted, it is important that you either vote by telephone (see the attached instruction form) or complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.

                                    By order of the Board of Directors.



                                    Richard J. Croghan
                                    Secretary

March 10, 2000


--------------------------------------------------------------------------------
WE URGE YOU TO VOTE BY TELEPHONE OR SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
--------------------------------------------------------------------------------

                                COLUMBIA BANCORP
                        420 East Third Street, Suite 200
                            The Dalles, Oregon 97058
                                 (541) 298-6649

                         ANNUAL MEETING PROXY STATEMENT

                     Date of Proxy Statement: March 1, 2000

                  This Proxy Statement, dated March 1, 2000, is furnished in connection with the solicitation of proxies by the Board of Directors of Columbia Bancorp ("Columbia") to be used at the 2000 Annual Meeting of Columbia's shareholders to be held on April 25, 2000, at 6:30 p.m. Pacific Time, at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is March 10, 2000. Columbia's 1999 Annual Report to Shareholders is being mailed to shareholders of Columbia with this Proxy Statement.

                    PROXIES AND VOTING AT THE ANNUAL MEETING

                  The only class of issued and outstanding stock of Columbia is its common stock, no par value. At March 1, 2000, the record date for determining shareholders entitled to vote at the Annual Meeting, there were 8,012,822 shares of common stock issued and outstanding. Each holder of record of outstanding shares of common stock on the record date is entitled to one vote for each share held on every matter submitted at the Annual Meeting.

                  A majority of the outstanding common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. The matters to be voted on must be approved by an affirmative vote of the holders of a majority of the common stock of Columbia, except as otherwise described below. Shareholders who do not vote (either in person or by submitting a proxy), including broker non-votes, will be considered abstentions and will not be counted toward the quorum.

                  If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted in accordance with the instructions given in the proxy. If no instructions are given, the proxyholders will vote in favor of management's nominees for directors, and in their discretion as to any other matters that may come before the Annual Meeting. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Secretary of Columbia or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the Annual Meeting will not by itself revoke such shareholder's proxy. Ballots or proxies may be counted by personnel of Columbia's subsidiary Columbia River Bank ("CRB"), or by Columbia's transfer agent, Norwest Shareowner Services.

                  The cost of this proxy solicitation will be borne by Columbia. Columbia does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, Columbia may also use its officers, or the officers and employees of CRB, to solicit proxies from shareholders, either in person or by telephone, fax, e-mail or letter.
Such persons will not be specially compensated for these activities.


        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information regarding the beneficial ownership of Columbia's common stock at February 15, 2000 by: (i) each person who is known by Columbia to own beneficially more than 5% of the common stock; (ii) each director and each nominee for director; (iii) certain executive officers, and (iv) all listed executive officers and nominees as a group.

NAME OF BENEFICIAL OWNER                    SHARES BENEFICIALLY OWNED (1)      PERCENT OF CLASS
------------------------                    -----------------------------      ----------------
BENEFICIAL OWNERS OF MORE THAN 5% OF
    OUTSTANDING COMMON STOCK
George Layman                                          515,048                       6.4%
Layman Lumber
P.O. Box 235
Naches, WA  98937

DIRECTORS AND EXECUTIVE OFFICERS
Robert L.R. Bailey (2)                                 255,508                       3.2%
Charles F. Beardsley (3)                                45,228                       (*)
Richard E. Betz (4)                                     12,727                       (*)
William A. Booth (5)                                    92,061                       1.1
Dennis L. Carver (6)                                    41,338                       (*)
Terry L. Cochran (7)                                   359,533                       4.5
Roger L. Christensen (8)                                 4,475                       (*)
James J. Doran (9)                                       6,400                       (*)
Ward Eason (10)                                          3,075                       (*)
Jane F. Lee (11)                                        20,310                       (*)
James C. McCall (12)                                    47,128                       (*)
Jean S. McKinney (13)                                   20,376                       (*)
Neal T. McLaughlin (14)                                 10,737                       (*)
Donald T. Mitchell (15)                                 30,412                       (*)
Craig J. Ortega (16)                                    22,552                       (*)
James B. Roberson (17)                                  59,694                       (*)

ALL DIRECTORS AND EXECUTIVE OFFICERS
   AS A GROUP (16 persons)                           1,031,554                      12.9%
--------------------------                           =========                      ====
* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable, or exercisable within 60 days after February 15, 2000, are deemed outstanding for the purpose of computing the percentage ownership interest of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage ownership for any other person. Applicable percentage ownership is based on 8,012,822 aggregate shares outstanding as of February 15, 2000, together with the applicable options of such shareholder.

(2) Includes 16,400 shares covered by stock options and the following shares over which Mr. Bailey shares voting and investment power: 42,124 shares owned by Mr. Bailey's spouse; 30,000 shares held in a family partnership; 18,000 shares held in a pension trust; and 14,430 shares held in a foundation.

(3) Includes 25,814 shares held in trust, 13,414 shares held in his spouse's trust, and 6,000 shares covered by stock options.

(4) Includes 12,727 shares jointly owned with his spouse over which Mr. Betz shares voting and investment power.

(5) Includes 16,400 shares covered by stock options and 137 shares held in an IRA.

(6) Includes 15,260 shares held in an IRA, 5,400 shares covered by stock options, and 3,406 shares for which Mr. Carver's spouse serves as custodian for the benefit of their children and over which Mr. Carver shares voting and investment power. Also includes 16,816 shares jointly owned with his spouse over which Mr. Carver shares voting and investment power. Includes 456 shares held in his spouse's IRA, and excludes approximately 6,000 shares held jointly by his wife and his mother-in-law, in both cases over which he disclaims beneficial ownership.

(7) Includes 48,933 shares held through the ESOP and 23,000 shares covered by stock options; also includes 123,948 shares held by Mr. Cochran's spouse as to which Mr. Cochran disclaims beneficial ownership.

(8) Includes 4,200 shares covered by stock options and 275 shares jointly owned with his spouse over which Mr. Christensen shares voting and investment power.

(9)     Includes 2,400 shares covered by stock options.

(10) Includes 2,400 shares covered by stock options and 675 shares jointly owned with his spouse over which Mr. Eason shares voting and investment power.

(11)    Includes 7,400 shares covered by stock options.

(12) Includes 15,952 shares covered by stock options and 25,420 shares held through the ESOP. Also includes 2,970 shares jointly owned with his spouse over which Mr. McCall shares voting and investment power.

(13) Includes 900 shares owned by her son as to which Ms. McKinney disclaims beneficial ownership. Also includes 1,498 shares held in an IRA and 9,170 shares covered by stock options.

(14) Includes 2,703 shares held through the ESOP and 4,575 shares covered by stock options.

(15) Includes 13,937 shares in pension plan and 10,400 shares covered by stock options. Also includes 6,075 shares held jointly with Mr. Mitchell's spouse over which Mr. Mitchell shares voting and investment power.

(16) Includes 584 shares held in Mr. Ortega's IRA, 3,506 shares held in the ESOP, 10,600 shares covered by stock options and 404 shares held in Mr. Ortega's spouse's IRA as to which Mr. Ortega disclaims beneficial ownership. Also includes 7,128 shares held as custodian for Mr. Ortega's children over which Mr. Ortega shares voting and investment power, and 330 shares held jointly with Mr. Ortega's spouse over which Mr. Ortega shares voting and investment power.

(17)    Includes 1,400 shares covered by stock options.

                         BUSINESS OF THE ANNUAL MEETING

                  Management knows of only one matter, discussed below, to be presented at the Annual Meeting for shareholder action.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

                  Under Columbia's Articles of Incorporation, Columbia's Board is divided into three classes, providing for staggered three-year terms. Prospective Board members can be nominated to any of the three classes, depending on Board vacancies, as long as there are at least two members in each class. The Board may have no more than twelve (12) members in total.

                  The Columbia Board has nominated five individuals to the Board in various classes. Ward Eason and James J. Doran, former members of the Board of Directors of Valley Community Bank ("VCB"), have been nominated for terms expiring in 2001 and 2002, respectively. In addition, Jane F. Lee, Jean S. McKinney and Richard E. Betz have been nominated for terms expiring in 2003.

                  Although Columbia knows of no reason why any of the nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of Columbia may recommend. The Columbia Board does not have a standing nominating committee nor does it have a formal procedure to receive shareholder nominations, but it will consider any written recommendations sent to the attention of the Board at Columbia's administrative offices at 420 East Third Street, Suite 200, The Dalles, Oregon 97058. For information concerning the procedures provided by Columbia's Articles of Incorporation for the presentation of business by shareholders at an annual meeting, see the section below entitled "PROPOSALS OF SHAREHOLDERS".

NOMINEE FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF COLUMBIA FOR A TERM EXPIRING IN 2001

                  Ward Eason, age 65, was appointed to both the Columbia and CRB Boards on December 21, 1999. He was the VCB Board Chair prior to the VCB merger with CRB and a director of VCB since 1986. Mr. Eason is a part-time farmer and real estate salesman in McMinnville, Oregon

NOMINEE FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF COLUMBIA FOR A TERM EXPIRING IN 2002

                  James J. Doran, age 51, was appointed to both the Columbia and CRB Boards on December 21, 1999. He was the VCB Vice Chairman prior to the VCB merger with CRB, and a director of VCB since 1986. Mr. Doran operates three new car dealerships and has been in McMinnville, Oregon since the early 1980's.

NOMINEES FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF COLUMBIA FOR A TERM EXPIRING IN 2003

                  Richard E. Betz, age 57, was appointed to both the Columbia and CRB Boards on January 25, 2000. Mr. Betz is Vice President of Royal Columbia, Inc., a potato farming operation in Hermiston, Oregon. He is also President of Bud-Rich Potato, Inc., a potato packing operation and onion marketing company. He has been involved in these operations, in various capacities, since 1969. Mr. Betz is past chairperson of the Oregon Potato Commission and Past-President of the Blue Mountain Potato Growers. He also sits on a number of community boards.

                  Jane F. Lee, age 48, was elected to the Columbia Board at the 1997 Annual Meeting. She had been a director of Klickitat Valley Bank ("KVB") since 1987. She was elected to the Board of CRB in 1997. Ms. Lee has worked in cattle ranching and hay operations since 1972, and is the Past-President of the Washington State Association of Cattle Women. She also serves as Chairman of the Commissioners for Rural #7 Fire Protection District in Goldendale, Washington.

                  Jean S. McKinney, age 62, has been a director of Columbia since its formation, and has been a director of CRB since April 1994. Ms. McKinney has served for over 20 years as president and business manager of McKinney Ranches, Inc., a grain farming business in Wasco, Oregon. She is a member of the board at Wasco Electric Cooperative and represents Oregon on the National Rural Electric Cooperative Association board of directors.

                  To be elected, each nominee must receive the affirmative vote of the holders of a simple majority of Columbia's common stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be considered votes against the nominee.

DIRECTORS CONTINUING IN OFFICE

                  Robert L.R. Bailey, age 58, has been a director of Columbia since its formation. Mr. Bailey has been a director of CRB since its inception in 1977 and served as chairman of the CRB Board from 1981 to 1995. Since 1985 Mr. Bailey has been the president and general manager of Orchard View Farms, Inc., a fruit growing and packing company headquartered in The Dalles, Oregon.

                  Charles F. Beardsley, age 59, has served as a director of Columbia since its formation, and as a director of CRB since April 1994. Since 1972 Mr. Beardsley has been a principal owner of Hershner & Bell Realty, a real estate brokerage firm, and of Hershner & Bell-Farrell Agency, an insurance agency, both in Hood River, Oregon. He also served as Mayor of the City of Hood River for six years.

                  William A. Booth, age 59, has served as a director of Columbia since its formation, and as a director of CRB since its inception in 1977. Since 1968 Mr. Booth has been a principal in Booth & Kelly Insurance & Real Estate, a real estate and insurance agency in The Dalles, Oregon.

                  Dennis L. Carver, age 51, was elected to the Columbia Board at the 1997 annual meeting. He had been a director of KVB since 1984 and was elected to the Board of CRB in 1997. He has worked as a chiropractor in Goldendale, Washington since 1973, and presently runs the Goldendale Chiropractic Clinic.

                  Terry L. Cochran, age 55, has been a director and the Chief Executive Officer of Columbia since its inception. Mr. Cochran also previously served as the President and Chief Executive Officer of CRB from April 1981 until May 1999 and remains a director of CRB. Mr. Cochran was a member of the VCB board from the date it was acquired by Columbia until its merger into CRB in November 1999. He holds an A.A. degree from Yakima Valley College, a B.A. degree in Business Administration from Washington State University, and is a graduate of Pacific Coast Banking School at the University of Washington. He presently serves on the boards of both Pacific Coast Banking School and the Western Independent Bankers Association.

                  Donald T. Mitchell, age 55, has been a director of Columbia since its inception and has served as Chairman since December 18, 1998. He was a director of Juniper Banking Company for six years and became a director of CRB following the merger. Prior to his retirement at the end of 1999, he had been a partner in Lacy Forest Products, a lumber brokerage firm.

                  James B. Roberson, age 65, was elected to the Columbia Board at the 1998 Annual Meeting. He had been a director of KVB since 1977, and became a director of CRB in 1997 following KVB's acquisition by Columbia in that year. Prior to his retirement in 1996, Mr. Roberson was an optometrist in the Bingen/White Salmon, Washington area for 34 years.

                  The following table sets forth the term expiration dates of the directors of Columbia continuing in office.

       NAME                       AGE                        POSITION                                 TERM EXPIRES
       ----                       ---                        --------                                 ------------
Donald T. Mitchell                55        Chairman of the Board of Columbia and CRB                      2002
William A. Booth                  59        Vice-Chairman of the Board of Columbia and CRB                 2001
Terry L. Cochran                  55        Director,  President and Chief  Executive  Officer of          2001
                                            Columbia
Robert L.R. Bailey                58        Director                                                       2002
Charles F. Beardsley              59        Director                                                       2001
Dennis L. Carver                  51        Director                                                       2002
James B. Roberson                 65        Director                                                       2001

DIRECTORS RETIRING OR RESIGNING FROM OFFICE

                  Greg P. Walden had been a director of Columbia since its formation and a director of CRB since April 1994. On May 6, 1999, Congressman Walden resigned as a member of both boards, citing time and scheduling constraints related to his service in the U.S. House of Representatives. Congressman Walden was elected to the U.S. House of Representatives in 1998 and took office in January 1999.

MEETINGS OF THE BOARDS OF DIRECTORS AND COMMITTEES

                  The following section describes the 1999 meetings of the Boards of Directors of Columbia and of Columbia's wholly-owned bank subsidiary, CRB. It also includes meetings held by VCB in 1999, prior to its merger into CRB effective November 30, 1999.

Board and Board Committees of Columbia

                  The Board of Directors of Columbia held 12 meetings during 1999. Each member of the Columbia Board attended at least 90% of the meetings.

                  The Columbia Board of Directors has two committees, the Executive Committee and the Audit/Examination Committee. The members of the Executive Committee are Chairperson Donald T. Mitchell, Terry L. Cochran, William A. Booth, Jean S. McKinney, James B. Roberson and Charles F. Beardsley. This Committee acts for the Board on matters requiring prompt action, serves as the Board nominating committee, recommends long range planning activities to the full board, and evaluates the Chief Executive Officer, and recommends appropriate executive compensation, benefits, and employment contracts. The Committee met eight times in 1999. All members of the Executive Committee attended each meeting, except for William A. Booth, who missed one meeting. The members of the Audit/Examination Committee are Chairperson Charles F. Beardsley, Robert L.R. Bailey and Jane F. Lee. It reviews the results of Columbia's annual audit. The Committee met five times in 1999. All members were in attendance at each meeting.

Board and Board Committees of CRB

                  The Board of Directors of CRB held 12 meetings during 1999. Each member of the CRB Board attended at least 90% of the meetings they were entitled to attend.

                  The CRB Board of Directors has five committees, the Executive Committee, the Audit/Examination Committee, the Human Resources Committee, the Loan Committee, and the Investment/Asset-Liability Committee.

                  The CRB Executive Committee is identical in membership to the Columbia Executive Committee, consisting of Chairperson Donald T. Mitchell, Terry L. Cochran, William A. Booth, Jean S. McKinney, James B. Roberson and Charles F. Beardsley. This Committee acts for the CRB Board on matters requiring prompt action, serves as the CRB Board's Nominating Committee, and recommends long range planning activities to the CRB Board. This Committee also evaluates CRB's Chief Executive Officer, and recommends appropriate executive compensation, benefits and employment contracts. The Executive Committee met eight times in 1999. All members of the Executive Committee attended each meeting, except for William A. Booth, who missed one meeting.

                  The Audit/Examination Committee consists of Chairperson Charles F. Beardsley, Robert L.R. Bailey, and Jane F. Lee. It reviews the scope of internal and external audit activities. The Committee met five times in 1999. All members were in attendance at each meeting.

                  The Human Resources Committee provides oversight of the ESOP, 401(k) and stock incentive plan, and reviews and makes recommendations on corporate compensation and personnel policies. The members of the Human Resources Committee are Chairperson Jean S. McKinney, Robert L.R. Bailey and Dennis L. Carver. The Committee met five times in 1999. All members were in attendance at each meeting, except for Dennis L. Carver, who missed one meeting.

                  The Investment/Asset-Liability Committee consists of Chairperson James B. Roberson, Dennis L. Carver and Jane F. Lee. Its charge is to establish, update, and monitor policies related to asset, liability, liquidity, interest rate management and investments. It also recommends approval of securities advisors and brokers. The Committee met four times in 1999. All members were in attendance at each meeting.

                  The Loan Committee consists of Chairperson William A. Booth, Charles F. Beardsley and James B. Roberson. It reviews the loan portfolio for safety and soundness, monitors concentrations in industry and loan type, and oversees the loan policy of CRB. The Committee met 21 times in 1999. William A. Booth and Charles F. Beardsley missed one meeting.

Board and Board Committees of VCB

                  The Board of Directors of VCB held 11 meetings during 1999. Each member of the VCB Board attended at least 90% of the meetings they were entitled to attend, with the exceptions of Norm Bernards, who missed five meetings, and Ray Kauer, who missed two meetings.

                  The VCB Board of Directors had three committees: the Audit/Examination Committee, the Loan Committee, and the Asset-Liability Committee.

                  VCB's Loan Committee consisted of Chairperson Ward Eason, Norm Bernards, James J. Doran, Bruce G. Bryant, Linda Bryant and Rick Anderson. This Committee reviewed all loan requests above individual officer limits, reviewed all loans made during the prior month under individual assigned limits, reviewed the status of all delinquent loans, and recommended loan policy to the VCB Board. The Loan Committee met 10 times in 1999. All members of this Committee attended all meetings, with the exception of Norm Bernards and James J. Doran, who each were absent for one meeting.

                  The members of the Asset/Liability Committee were Chairperson Dan Corrigan, Ward Eason, Jon Johnson, and Bruce G. Bryant. It reviewed the financial performance of VCB, reviewed for approval management's recommendations regarding the pricing of assets/liabilities, and reviewed investments over assigned officer limits. The Asset/Liability Committee met three times in 1999. All members of the Asset/Liability Committee attended all meetings, with the exception of Dan Corrigan, who was absent for one meeting

                  The Audit/Examination Committee consisted of Chairperson James
J. Doran, Ward Eason, Ray Kauer and Bruce G. Bryant. It reviewed all audit and examination reports prepared by regulatory authorities or outside auditors. The Audit/Examination Committee met one time in 1999. All members attended this meeting.


                                 OTHER BUSINESS

                  Columbia's management knows of no other matters to be brought before the Annual Meeting for a vote. However, if other matters are presented for a vote at the Annual Meeting, the proxy holders will vote the shares represented by properly executed proxies according to their best judgment on those matters. At the Annual Meeting, management will report on Columbia's business, and shareholders will have an opportunity to ask questions. For information concerning the procedures provided by Columbia's Articles of Incorporation for the presentation of business by shareholders at an annual meeting, see the section below entitled "PROPOSALS OF SHAREHOLDERS".

                        INFORMATION REGARDING MANAGEMENT

EXECUTIVE OFFICERS

                  The following table sets forth summary information about the executive officers of Columbia and CRB.

                                                                                                   YEARS OF BANKING
          NAME               AGE                        POSITION                                      EXPERIENCE
          ----               ---                        --------                                      ----------
Terry L. Cochran             55     President  and Chief  Executive  Officer of Columbia and a             34
                                    director of Columbia and CRB
Roger L. Christensen         43     Executive  Vice President and Chief  Operating  Officer of             18
                                    Columbia
Neal T. McLaughlin           31     Executive  Vice President and Chief  Financial  Officer of              8
                                    Columbia and CRB
Craig J. Ortega              43     President  and  Chief  Executive  Officer  of  CRB  and  a             20
                                    director of CRB
James C. McCall              54     Executive Vice President and Chief Lending Officer of CRB              31

                  The business experience of each of these executive officers is described below.

                  Terry L. Cochran has been a director of Columbia and its President and Chief Executive Officer since its formation. Mr. Cochran also previously served as the President and Chief Executive Officer of CRB until May 1999 and remains a director of CRB.
See "Directors Continuing in Office" for more information about Mr. Cochran.

                  Roger L. Christensen joined Columbia in May 1999 in the newly created position of Executive Vice President and Chief Operating Officer. Mr. Christensen was Vice President and Manager of the Bend Main Branch of Bank of the Cascades since 1991 and prior to that held numerous positions with Bank of America and Benj. Franklin Savings and Loan. He has 18 years of banking experience. Mr. Christensen received a Bachelor in Accounting from Boise State University and attended graduate level courses in Oregon State University's MBA program. He is attending the Pacific Coast Banking School at the University of Washington.

                  Neal T. McLaughlin has been an Executive Vice President and the Chief Financial Officer of CRB since July 1997, and also serves as Columbia's Chief Financial Officer. He holds a B.S. Degree in Accounting from the University of Oregon, and is a Certified Public Accountant in the State of Oregon. Mr. McLaughlin has 8 years of banking experience. He is attending the Pacific Coast Banking School at the University of Washington. Mr. McLaughlin is Chairman of the Financial Officers/Investment Committee of the Oregon Bankers Association.

                  Craig J. Ortega has been a director of CRB and its President and Chief Executive Officer since May 1999. Prior to that, he was CRB's Head of Community Banking. Mr. Ortega has been with CRB for six years, and has 20 years of banking experience. He attended Blue Mountain Community College and holds a B.S. degree in Business Administration from Eastern Oregon State College, and is a graduate of the Pacific Coast Banking School at the University of Washington.

                  James C. McCall is Executive Vice President and Chief Lending Officer of CRB. He has been employed by CRB since April 1982, and has served as Chief Lending Officer since November 1988. He holds a B.S. degree in Business from Oregon State University, and is a 1993 graduate of the Pacific Coast Banking School at the University of Washington. Mr. McCall has 31 years of banking experience. He presently is a director of Network of Oregon Affordable Housing, and is past Chairman of the Oregon Bankers Association Lending Committee.

                       INFORMATION REGARDING COMPENSATION

EXECUTIVE COMPENSATION

                  The following table sets forth, for the three years ended December 31, 1999, the compensation awarded, paid to, or earned by Terry L. Cochran, the President and Chief Executive Officer of Columbia. No other executive officer of Columbia received salary and bonus in excess of $100,000 for this three-year period.

                                                               SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                        Annual Compensation                                    Compensation Awards
                          ---------------------------------------------                  ------------------------------
                                                                                           Securities
                                                              Other                        Underlying
       Name and                                               Annual                        Options         All Other
       Position           Year       Salary       Bonus    Compensation      ESOP (1)       Granted        Compensation
       --------           ----     ----------    -------   ------------      --------    --------------    ------------
Terry L. Cochran           1999   $164,025 (2)    $54,469          -          $5,731                -        $1,556 (4)
   President and CEO       1998   $151,733 (2)    $50,166          -          $7,906                -        $1,600 (4)
                           1997   $126,875 (2)    $57,304          -         $11,277    6,000 shares (3)     $1,600 (4)

----------------------
(1) As of December 31, 1999, the ESOP held 48,933 shares of Columbia stock for the account of Mr. Cochran, with an estimated market value of $348,648 less a deficit cash balance of $25. All of the shares described are vested, and dividends are payable to the account of Mr. Cochran under the ESOP.
(2) Includes monthly auto allowance of $700 since May 1997, and prior to that, $500.
(3) The exercise price of the described options is $5.59 per share. The options are immediately exercisable and expire in August 2007. The exercise price has been restated for subsequent stock splits.
(4)     Annual 401(k) employer contribution.

                  The following table sets forth information regarding options exercised during 1999 and holdings at December 31, 1999 by the executive officer named in the compensation table shown above.

          AGGREGATED OPTION EXERCISES IN 1999 AND FY-END OPTION VALUES

                                                                    Fiscal Year-end Option Values
                                                                    -----------------------------
                                                           Number of Securities       Value of Unexercised
                               Shares                     Underlying Unexercised      In-The-Money Options
                            Acquired on      Value      Options At Fiscal Year-end    At Fiscal Year-End(1)
          Name              Exercise(#)    Realized($)   Exercisable/Unexercisable  Exercisable/Unexercisable
          ----              -----------    -----------  --------------------------  -------------------------
Terry L. Cochran                3,000       $11,544             13,000/0                  $35,705/$0

(1) On December 31, 1999, the closing sales price of Columbia's stock was $7.125. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

                  Columbia and Terry L. Cochran, Columbia's President and Chief Executive Officer, are parties to an employment agreement of May 1, 1999. Under the agreement, upon a change of control of Columbia, such as its acquisition by or merger with another company, Mr. Cochran has the right to terminate his employment within 90 days and to receive certain payments and benefits, including yearly retirement benefits under a Deferred Compensation Agreement between Mr. Cochran and Columbia. The employment agreement also contains non-competition provisions which restrict Mr. Cochran from competing with Columbia for one year following his termination of employment under certain conditions.

                  In 1999 Columbia entered into an employment agreement with Roger L. Christensen, Columbia's Executive Vice President and Chief Operating Officer. The agreement provides for an initial two year employment term expiring on March 31, 2001, and contains various provisions relating to bonuses, termination and non-competition. Certain key features of the agreement are as follows.

                  In addition to base salary, Mr. Christensen is entitled to consideration for an annual performance bonus in an amount up to 35% of annual base salary, to be determined in accordance with formulas and methods established by Columbia's Chief Executive Officer. If Mr. Christensen terminates his employment without cause, or if his employment is terminated for cause, he is subject to non-competition provisions covering a defining geographic area for one year following termination, and is liable for liquidated damages in the event he breaches these provisions. The non-competition provisions do not apply if Mr. Christensen terminates his employment within 90 days after a change of control of Columbia as defined in the agreement.

                  If Mr. Christensen's employment is terminated by him with cause or within 90 days after a change of control, or by Columbia without cause, he is entitled to all earned and unpaid base salary and benefits, plus a severance payment equal to the greater of one month's base salary as of the date of termination times the number of full calendar years of his employment by Columbia, or one month's base salary as of the date of termination multiplied by twelve (12). Mr. Christensen would receive no such severance payment if he terminates his employment without cause, or if Columbia terminates his employment with cause. The agreement also provides for the grant to Mr. Christensen of an option to purchase 2,000 shares of Columbia common stock in accordance with the terms of Columbia's Stock Incentive Plan.

                  In 1999, CRB also entered into an employment agreement with Craig J. Ortega, CRB's President and Chief Executive Officer. The agreement provides for an initial two-year employment term expiring on March 31, 2001, and contains provisions relating to bonuses, termination and non-competition substantially similar to those in the employment agreement between Columbia and Mr.Christensen. Mr. Ortega's contract did not expressly provide for the grant of a stock option.

                  As of December 31, 1999 neither Columbia nor CRB had employment contracts with any executive officers other than Messrs. Cochran, Christensen and Ortega.

EXECUTIVE AND EMPLOYEE COMPENSATION PLANS

                  401(k) Plan. Under CRB's 401(k) Plan, officers and employees of CRB may elect to defer up to 10% of their compensation, and CRB makes matching contributions to the accounts of officers and employees of CRB equal to 25% of the first 6% of compensation that any officer or employee elects to defer, subject to limitations under the Internal Revenue Code of 1986. Amounts contributed or deferred are distributed to employees upon retirement, permanent disability, death, termination of employment, or the occurrences of conditions constituting extraordinary hardship.

                  ESOP. Columbia maintains an Employee Stock Ownership Plan (the "ESOP") for the benefit of employees. All employees of CRB who have been credited with at least 1,000 hours of service in the prior year, and have attained age 20, including officers, are eligible to participate in the ESOP. The sole source of funding for the ESOP is contributions made by CRB. Contributions by participants are not permitted. Assets of the ESOP are used primarily to purchase shares of Columbia's common stock. The ESOP may not purchase Columbia common stock for a price in excess of its fair market value. As of January 1, 2000, the ESOP held 309,884 shares of Columbia common stock and a deficit balance of $167 in cash. At that date, 203 employees were participating in the ESOP.

                  Incentive Cash Compensation. The company has adopted an incentive cash compensation program under which employees at all levels can receive incentive compensation, limited to a fixed percentage of base compensation, for helping achieve certain goals and objectives. For example, branch managers are eligible for cash compensation based on increases in branch income, loan and deposit growth, maintenance of asset quality, and the cross-selling of products and services. Non-officer employees are graded and rewarded based on the delivery of quality customer service, as determined by the employee's supervisor, and on branch income growth. Most new employees become eligible to participate in the program within a short time after beginning employment. For the year ended December 31, 1999, bonuses totaling $792,508 were earned by company employees, including $122,581 earned by executive officers as a group.

                  Stock Incentive Plan. Since 1993 Columbia has utilized a stock incentive plan (the "Incentive Plan") administered by the Columbia Board to advance Columbia's business interests. The Incentive Plan enables Columbia and its subsidiaries to attract and retain qualified and talented employees and Board members by offering them an opportunity to participate in the growth and ownership of Columbia. Stock options and other stock-based incentives may be granted under the Incentive Plan at the discretion of and with the approval of the Columbia Board. Employees are eligible to receive incentive stock options, which are intended to qualify for favorable tax treatment, and which must have an exercise price equal to not less than the fair market value of the common stock on the date of grant. In addition, employees and directors are eligible for non-statutory stock options, which do not qualify for favorable tax treatment, and which may have an exercise price set at the discretion of the Columbia Board. The option exercise price for non-statutory stock options may be either greater or less than the fair market value of the common stock on the date of grant, although in practice the Columbia Board has always set the exercise price for such options at fair market value. Options vest and are exercisable in accordance with the terms of the individual grant. The Incentive Plan also allows the Columbia Board to offer other forms of stock-related incentives, including stock appreciation rights, stock bonuses and sales of stock subject to restrictions. However, apart from grants of 200 shares of common stock to each of four retiring outside directors, the Board has never approved awards under the Incentive Plan other than stock options.

                  In 1999 options covering a total of 3,000 shares of Columbia's common stock were granted to employees of Columbia, options covering a total of 4,000 shares of common stock were granted to outside directors of VCB, and options covering a total of 400 shares of common stock were granted to two retiring non-employee members of Columbia's Board. On January 3, 2000, options covering a total of 142,600 shares of Columbia's common stock were granted to directors and employees of Columbia. Under the 1999 plan, an aggregate of no more than 4% of the issued and outstanding shares of Columbia common stock is available for award or grant. At December 31, 1999, 4% of the issued and outstanding shares amounted to 320,420 shares of common stock. Subsequent to the January 3 option grant, a total of 150,000 shares of common stock had been either issued or committed for issuance under the Incentive Plan, leaving a total of 170,420 shares of common stock available for awards or grants.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                  Columbia's Executive Committee serves as the Compensation Committee for the purpose of setting executive compensation. This Committee seeks to set executive compensation levels that are consistent with Columbia's Strategic Plan and Mission Statement, which are updated annually. Columbia's 1999 compensation for its executive officers included a base salary, a contingent incentive cash component tied to operating performance, and long-term incentives similar to those received by non-executives, including ESOP contributions, and a 401(k) match.

                  Base salary is determined by considering the overall performance of each executive officer with respect to the duties and responsibilities assigned. Salary surveys of other community banks, including the Milliman & Robertson, Inc. Northwest Financial Industry Salary Survey, are reviewed and factored into the process to insure fair rates of compensation in an increasingly competitive labor market. All outside Columbia directors individually completed a written evaluation of the 1999 performance of Columbia's and CRB's Presidents. The evaluations were summarized by the Chairman of the Columbia Board and discussed by the Compensation Committee with these executives. Other executive officers of Columbia and CRB are reviewed annually by the respective Chief Executive Officers to whom they report.

                  Incentive cash compensation is linked to specific objectives for each executive. In 1999, Mr. Cochran could earn up to 50% of his base salary based on the achievement of specific goals tied to (1) return on equity; (2) regulatory ratings on safety and soundness and compliance with regulations; (3) stock price; (4) earnings per share; (5) asset growth; (6) loan quality; (7) technology planning; and (8) Y2K preparation. Each goal is also assigned a range of target levels. At year end, the target level achieved for each performance measure is combined to arrive at the final incentive compensation award. In 1999, Mr. Cochran's incentive cash compensation was $54,469, or 35% of total base compensation of $155,625.

                  Incentive cash compensation for other executive officers is based on a quantitative formula consisting of various growth and performance measures depending on the nature of the executive officer's responsibilities. For example, the Chief Lending Officer's incentive cash compensation depends heavily on the quality of CRB's loan portfolio. Each performance measure is also assigned a range of target levels. At year-end, the target level achieved for each performance measure is combined to arrive at the final incentive cash compensation award. For 1999 the maximum incentive cash compensation that could be awarded to executive officers under the formula was 35% of base salary.

                  Terry L. Cochran, Roger L. Christensen, and Craig J. Ortega had executive officer employment contracts entered into or renewed in 1999. Columbia's and CRB's current practice is to negotiate two-year contracts that are reviewed and renewed each year.

                  The Columbia Board in its discretion awards incentive compensation in the form of stock option grants from time to time to executive officers and other employees. The Board does not employ quantitative criteria in awarding stock options. In 1999, Roger L. Christensen, Columbia's Chief Operating Officer, was the only executive officer to receive a stock option grant. He received an option to purchase 2,000 shares at fair market value as of the date of the award.

                  CRB's Human Resources Committee plays a supporting role in the executive compensation process. This Committee gathers and analyzes comparative compensation data, sets the general outlines of the incentive cash compensation program, and makes preliminary recommendations concerning stock option grants. In 1999 the Human Resources Committee was not directly involved in setting compensation for executive officers.

                  The Executive Committee believes that the programs for executive officer compensation serve well the interests of Columbia's shareholders by providing the motivation for executives to contribute to the overall long-term success and value of Columbia.

                  This report is submitted by the Columbia Executive Committee, consisting of Donald T. Mitchell, Chair, Robert L. R. Bailey, Charles F. Beardsley, Jean S. McKinney and James B. Roberson.

DIRECTOR COMPENSATION

                  The CRB Chairperson is paid an attendance fee of $1,000 for each regular monthly meeting of the Board. Each other CRB director is paid an attendance fee of $700 for each regular monthly meeting of the CRB Board. Each CRB director also receives $150 for each meeting attended of any committee of the Board to which the director belongs. The VCB Chairperson was paid an attendance fee of $250 for each regular monthly meeting of the Board. All other VCB directors were paid an attendance fee of $175 for each regular monthly meeting of the VCB Board. No additional compensation was paid for attendance at VCB Board committee meetings. Columbia does not pay any separate attendance fees to its directors. Subsequent to his election to the U.S. House of Representatives, and prior to his resignation from the Board, Greg P. Walden did not accept director's fees for his service on the CRB Board. Total director compensation for CRB and VCB meetings in 1999 was $102,425.

                              CERTAIN TRANSACTIONS

                  Some of the directors and officers of Columbia and members of their immediate families and firms, and corporations with which they are associated have been parties to transactions with Columbia, including borrowings and investments in time deposits. All such loans and investments in time deposits have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1999 the aggregate outstanding amount of all loans to officers and directors was approximately $1.69 million, which represented approximately 4.54% of Columbia's consolidated shareholders' equity at that date. All such loans are currently in good standing, and are being paid in accordance with their terms.

                  Robert L.R. Bailey, a director of Columbia and CRB, and Orchard View Farms, a company controlled by Mr. Bailey, as well as Dry Hollow Limited Partnership, a partnership for which Mr. Bailey is the general partner, borrowed sums from CRB in excess of $60,000 in the aggregate under revolving and non-revolving lines of credit and a Visa card. As of December 31, 1999 the total balance due from these borrowings was $1.46 million.

                  Charles F. Beardsley, a director of Columbia and CRB, borrowed sums from CRB in excess of $60,000 in the aggregate under term loans, a revolving line of credit, and a Visa card. As of December 31, 1999 the balance due by Mr. Beardsley from these borrowings was $80,000.

                  Dennis L. Carver, a director of Columbia and CRB, borrowed sums from CRB in excess of $60,000 in the aggregate under a revolving line of credit. As of December 31, 1999 the total balance due by Mr. Carver from these borrowings was $132,619.

                         NO MATERIAL ADVERSE PROCEEDINGS

                  No director, officer, affiliate, beneficial owner of more than 5% of the common stock of Columbia or security holder is an adverse party in any material proceeding against Columbia, or has a material interest adverse to Columbia.

                 COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

                  Section 16 of the Securities Exchange Act of 1934, as amended, requires that all executive officers and directors of Columbia and all persons who beneficially own more than 10% of Columbia's common stock file an initial report of their ownership of Columbia's securities on Form 3 and report changes in their ownership of Columbia's securities on Form 4 or Form 5. These filings must be made with the United States Securities and Exchange Commission with a copy sent to Columbia. As of the date of this Proxy Statement all executive officers and directors of Columbia are in compliance with such filing requirements.

                              INDEPENDENT AUDITORS

                  Moss Adams LLP, independent auditors, were selected by the Columbia Board of Directors to conduct an audit of Columbia's financial statements for the year ended December 31, 1999. Audit services provided by Moss Adams LLP for the year ended 1999 included the examination of Columbia's consolidated financial statements, and the review of materials used in various filings with the United States Securities and Exchange Commission. No representative of Moss Adams LLP will be in attendance at the annual meeting.

                  The Audit Committee of the Board of Directors approved the audit services provided to Columbia prior to being rendered. Other specific services were approved by officers of Columbia after a determination that none of such services would affect Moss Adams LLP's independence as auditors of Columbia's financial statements.

                            PROPOSALS OF SHAREHOLDERS

                  Shareholders may present matters for consideration at any annual meeting of Columbia. Shareholders are reminded that under Article VII of the Articles of Incorporation of Columbia, there are certain procedural requirements relating to the presentation of business at an annual meeting by a shareholder. Unless the Board of Directors permits otherwise, any business, including nominations of directors, may be properly brought before an annual shareholders meeting by a shareholder only upon the shareholder's timely notice in writing to Columbia's Secretary. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of Columbia not later than the close of business on the tenth (10th) business day following the day on which notice or disclosure of the date of the annual meeting is given or made to shareholders.

                  The notice provided by the shareholder must set forth (i) a brief description of each matter desired to brought before the annual meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of Columbia which are beneficially owned by the proposing shareholder,
(iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock, if any, of Columbia which are beneficially owned by such person, (d) the proposed nominee's written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

                  With respect to proposals to be considered at the 2001 annual meeting of shareholders, if a shareholder wishes to present a proposal at that annual meeting and also wishes to have the proposal included in Columbia's official Proxy Statement for the 2001 annual meeting, the written notice of proposal must be submitted to the Secretary of Columbia no later than December 31, 2000.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

                  COLUMBIA'S 1999 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND COLUMBIA'S FORM 10-K (WHEN AVAILABLE) FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS) MAY BE OBTAINED WITHOUT CHARGE FROM NEAL T. MCLAUGHLIN, CHIEF FINANCIAL OFFICER, COLUMBIA BANCORP, POST OFFICE BOX 1050, THE DALLES, OREGON 97058. COPIES OF SUCH MATERIALS MAY ALSO BE OBTAINED FROM COLUMBIA'S WEBSITE AT HTTP://WWW.COLUMBIABANCORP.COM. COPIES OF EXHIBITS TO THE FORM 10-K WILL BE SUPPLIED UPON PAYMENT OF COLUMBIA'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS IN THE AMOUNT OF $.25 PER PAGE.

                             STOCK PERFORMANCE GRAPH

                  The graph below compares the yearly percentage change in the cumulative shareholder return on the Columbia's common stock during the five years ended December 31, 1999 with: (i) the All Nasdaq U.S. Stocks Index as reported by the Center for Research in Security Prices; and (ii) the Nasdaq Bank Index as reported by the Center for Research in Security Prices. This comparison assumes $100.00 was invested on December 31, 1994, in Columbia's common stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all shares issued pursuant to stock dividends and splits.


-------------------------------------------------------------------------------------------------------------
                                         1994         1995        1996        1997         1998        1999
                                         ----         ----        ----        ----         ----        ----
Columbia Bancorp                        100.00       212.70      171.66      290.99       325.56      262.03
Nasdaq Bank Stocks                      100.00       149.00      196.73      329.39       327.11      314.42
Nasdaq US Market                        100.00       141.33      173.89      213.07       300.25      542.43
-------------------------------------------------------------------------------------------------------------

                                                                  March 10, 2000

                            [COLUMBIA BANKCORP LOGO]


                         ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, APRIL 25, 2000
                                   6:30 P.M.

                        COLUMBIA GORGE DISCOVERY CENTER
                              5000 DISCOVERY DRIVE
                              THE DALLES, OR 97058


--------------------------------------------------------------------------------

[COLUMBIA BANCORP LOGO]                                                    PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 25, 2000.

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint Donald T. Mitchell, Chairman of the Board, and Terry L. Cochran, President and Chief Executive Officer, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      See reverse for voting instructions.

                                                           [COMPANY #          ]
                                                           [CONTROL #          ]

THERE ARE TWO WAYS TO VOTE YOUR PROXY.

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY TELEPHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on April 24, 2000.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

o  Follow the simple instructions the telephone voice provides you.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Columbia Bancorp, c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.




          IF YOU VOTE BY TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD
                               Please detach here

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. ELECTION OF DIRECTORS:
   01 Richard E. Betz          Term to expire 2003       [ ] Vote FOR          [ ] Vote WITHHELD
   02 James J. Doran           Term to expire 2002           all nominees          from all nominees
   03 Ward Eason               Term to expire 2001
   04 Jane F. Lee              Term to expire 2003
   05 Jean S. McKinney         Term to expire 2003

(Instructions : To withhold authority to vote for any indicated nominee, [                                                   ]
write the number(s) of the nominee(s) in the box provided to the right.) [                                                   ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR ALL NOMINEES.

Address Change? Mark Box [ ]    Indicate changes below:                  Date: _____________________

                                                                         [                                                   ]
                                                                         [                                                   ]
                                                                         [                                                   ]

                                                                         Signature(s) in box
                                                                         Please sign exactly as your name(s) appear in the
                                                                         Proxy. If held in joint tenancy, all persons must
                                                                         sign. Trustees, administrators, etc. Trustees, admin-
                                                                         istrators, etc., should include title and authority.
                                                                         Corporations should provide full name of corporation
                                                                         and title of authorized officer signing the proxy.